Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@roperind.com	Roper Industries, Inc.

Roper Industries Announces Record Second Quarter Results

Sarasota, Florida, July 29, 2013 ... Roper Industries, Inc. (NYSE: ROP) reported financial results for the second quarter ended June 30, 2013.

Roper reports results, including revenue, operating margin, net income and diluted earnings per share, on a GAAP and adjusted basis.  Adjusted measures are reconciled to the corresponding GAAP measures at the end of this release.

Second quarter GAAP diluted earnings per share were $1.11 and adjusted diluted earnings per share were $1.31.  GAAP revenue increased 8% to $784 million and adjusted revenue increased 11% to $805 million.  Orders increased to $835 million and represented a book-to-bill ratio of 1.04.

GAAP gross margin reached 56.8% and adjusted gross margin increased to 57.9%, a 300 basis point gain over the prior year. Operating cash flow in the quarter was $140 million, a 17% increase over the prior year.  Free cash flow increased 19% to $129 million.

"We are pleased with our second quarter results and see positive momentum in our businesses," said Brian Jellison, Roper's Chairman, President and CEO.  "We delivered organic growth consistent with our expectations while securing significant orders for second half delivery, supporting our ability to achieve improving organic growth throughout the year.  Backlog increased 17% to a record $1.03 billion.  Our significant expansion in gross margin was broad-based, with increases in all four segments."

"We completed the acquisition of Managed Health Care Associates, Inc. (MHA) on May 1, 2013 and its early performance reinforces our confidence about its future," continued Mr. Jellison. "We also successfully issued $800 million of senior notes in the quarter, further strengthening our balance sheet. We maintain substantial capacity for future acquisitions and have an attractive pipeline of opportunities."

Special Charge

Second quarter GAAP results include a pretax charge of $9.1 million, or $0.06 per diluted share, in the Industrial Technology segment.  The company determined that a vendor-supplied component in a refrigeration-system valve did not meet our quality standards.  The company decided to exchange affected product, and has recorded this charge to reflect the estimated program cost, while it engages in an ongoing discussion with the vendor.

2013 Outlook and Guidance

The company is updating its full year adjusted diluted earnings per share guidance to be between $5.72 - $5.86 compared to $5.76 - $5.94 previously.  "We expect total sales growth in the second half of the year to be 12% - 14%," said Mr. Jellison.  "Contributions from acquisitions continue to be on-track and due to changes in certain niche businesses, we expect second half organic growth between 6% - 8%, compared to our prior expectation of 7% - 9%." The company expects full year operating cash flow to exceed $800 million, consistent with the company's previous guidance.

The company's guidance for full year adjusted diluted earnings per share includes the recognition of acquired revenue which will be excluded under GAAP's purchase accounting rules, and also excludes certain items as detailed later in this press release under the heading "Use of Non-GAAP Financial Measures."  The company's guidance excludes the impact of any future acquisitions.

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, July 29, 2013.  The call can be accessed via webcast or by dialing +1 888-428-9490 (US/Canada) or +1 719-325-2472, using confirmation code 6227963.  Webcast information and conference call materials will be made available in the Investors section of Roper's website (www.roperind.com) prior to the start of the call.  Telephonic replays will be available for up to two weeks by calling +1 719-457-0820 and using the access code 6227963.

Use of Non-GAAP Financial Information

The company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making.  Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables.  Non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1:  Second Quarter Revenue Growth
	GAAP	Adjusted
Acquisitions / Divestitures	8%	11%
Organic	1%	1%
Foreign Currency	-	-
Rounding	(1%)	(1%)
Total Revenue Growth	8%	11%

Table 2:  Gross Margin Reconciliation
	Q2 2013	Q2 2012	% Change
GAAP Revenue	$784.0	$724.9	+8%
Add: Purchase Accounting Adjustment for Acquired Revenue	20.9	0.0	n.a.
Adjusted Revenue (B)	$804.9	$724.9	+11%

GAAP Gross Profit	$445.5	$397.6	+12%
Add: Purchase Accounting Adjustment for Acquired Revenue	20.9	0.0	n.a.
Adjusted Gross Profit (A)	$466.4	$397.6	+17%

Adjusted Gross Margin (A)/(B)	57.9%	54.9%	+300 bps

Table 3:  Second Quarter Adjusted Diluted Earnings Per Share
Q2 2013
GAAP Diluted Earnings Per Share	$1.11
Add: Purchase Accounting Adjustment for Acquired Revenue (Sunquest, MHA)	0.14
Add: Special Charge for Vendor-Supplied Component Quality Issue	0.06
Adjusted Diluted Earnings Per Share	$1.31

Table 4:  Free Cash Flow
	Q2 2013	Q2 2012
Operating Cash Flow	$139.7	$119.3
Less: Capital Expenditures	(10.6)	(10.5)
Free Cash Flow	$129.1	$108.8

Table 5:  Full Year 2013 Adjusted Diluted Earnings Per Share Guidance

	Low End	High End
GAAP Diluted Earnings Per Share Guidance	$5.41	$5.57
Add: Purchase Accounting Adjustment for Acquired Revenue	$0.22	$0.22
Add: Second Quarter Charge for Vendor-Supplied Component Quality Issue	$0.06	$0.06
Add: Estimated Second Half Impact from Vendor-Supplied Component Quality Issue	$0.03	$0.01
Adjusted Diluted Earnings Per Share Guidance	$5.72	$5.86

Previous Adjusted Diluted Earnings Per Share Guidance	$5.76	$5.94

About Roper Industries

Roper Industries is a diversified growth company and is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper provides engineered products and solutions for global niche markets, including software information networks, medical, water, energy, and transportation. Additional information about Roper is available on the company's website at www.roperind.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth and profit expectations.  Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate our acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	June 30,	December 31,
ASSETS	2013	2012

CURRENT ASSETS:
Cash and cash equivalents	$374,571	$370,590
Accounts receivable, net	547,572	526,408
Inventories, net	197,458	190,867
Unbilled receivable	84,319	72,193
Deferred taxes	58,582	41,992
Other current assets	65,633	43,492
Total current assets	1,328,135	1,245,542

PROPERTY, PLANT AND EQUIPMENT, NET	115,677	110,397

OTHER ASSETS:
Goodwill	4,521,774	3,868,857
Other intangible assets, net	2,084,677	1,698,867
Deferred taxes	86,579	78,644
Other assets	76,900	68,797
Total other assets	6,769,930	5,715,165

TOTAL ASSETS	$8,213,742	$7,071,104

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$139,296	$138,340
Accrued compensation	83,862	110,724
Deferred revenue	209,249	185,912
Other accrued liabilities	171,050	128,351
Deferred taxes	10,595	3,868
Current portion of long-term debt	512,799	519,015
Total current liabilities	1,126,851	1,086,210

NONCURRENT LIABILITIES:
Long-term debt	2,245,424	1,503,107
Deferred taxes	856,551	707,278
Other liabilities	95,368	86,783
Total liabilities	4,324,194	3,383,378

STOCKHOLDERS' EQUITY:
Common stock	1,012	1,006
Additional paid-in capital	1,198,269	1,158,001
Retained earnings	2,693,421	2,489,858
Accumulated other comprehensive earnings	16,416	58,537
Treasury stock	(19,570)	(19,676)
Total stockholders' equity	3,889,548	3,687,726

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,213,742	$7,071,104

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012

Net sales	$784,010	$724,872	$1,521,145	$1,435,938
Cost of sales	338,503	327,264	654,062	647,137

Gross profit	445,507	397,608	867,083	788,801

Selling, general and administrative expenses	265,761	218,824	502,160	439,713

Income from operations	179,746	178,784	364,923	349,088

Interest expense	22,361	15,077	43,219	30,560
Other income/(expense)	2,536	(574)	44	(1,064)

Earnings from continuing operations before
income taxes	159,921	163,133	321,748	317,464

Income taxes	48,568	48,320	85,481	94,342

Net Earnings	$111,353	$114,813	$236,267	$223,122

Earnings per share:
Basic	$1.12	$1.18	$2.39	$2.29
Diluted	$1.11	$1.15	$2.36	$2.24

Weighted average common and common
equivalent shares outstanding:
Basic	99,089	97,460	98,983	97,249
Diluted	100,162	99,619	100,071	99,500

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended June 30,				Six months ended June 30,
	2013		2012		2013		2012
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Industrial Technology	$197,543		$203,944		$379,782		$399,080
Energy Systems & Controls	155,331		154,737		300,973		303,339
Medical & Scientific Imaging	207,957		150,921		408,401		313,732
RF Technology	223,179		215,270		431,989		419,787
Total	$784,010		$724,872		$1,521,145		$1,435,938

Gross profit:
Industrial Technology	$101,844	51.6%	$102,770	50.4%	$195,155	51.4%	$201,433	50.5%
Energy Systems & Controls	87,421	56.3%	86,135	55.7%	168,327	55.9%	166,543	54.9%
Medical & Scientific Imaging	138,416	66.6%	96,212	63.7%	273,285	66.9%	202,398	64.5%
RF Technology	117,826	52.8%	112,491	52.3%	230,316	53.3%	218,427	52.0%
Total	$445,507	56.8%	$397,608	54.9%	$867,083	57.0%	$788,801	54.9%

Operating profit*:
Industrial Technology	$50,580	25.6%	$62,076	30.4%	$103,525	27.3%	$119,583	30.0%
Energy Systems & Controls	41,634	26.8%	40,202	26.0%	77,356	25.7%	75,859	25.0%
Medical & Scientific Imaging	47,537	22.9%	35,679	23.6%	107,465	26.3%	79,041	25.2%
RF Technology	60,729	27.2%	58,161	27.0%	117,359	27.2%	108,514	25.8%
Total	$200,480	25.6%	$196,118	27.1%	$405,705	26.7%	$382,997	26.7%

Net Orders:
Industrial Technology	$204,506		$202,120		$384,313		$406,122
Energy Systems & Controls	159,955		157,775		317,492		311,151
Medical & Scientific Imaging	210,233		148,386		426,353		316,722
RF Technology	241,817		255,195		481,935		458,867
Total	$816,511		$763,476		$1,610,093		$1,492,862

* Operating profit is before unallocated corporate general and administrative expenses. These expenses were $20,734 and $17,334 for the three months ended June 30, 2013 and 2012, respectively and
$40,782 and $33,909 for the six months ended June 30, 2013 and 2012, respectively.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Six months ended
	June 30,
	2013	2012

Net earnings	$236,267	$223,122
Non-cash items:
Depreciation	18,742	18,950
Amortization	71,794	52,289
Stock-based compensation expense	26,284	19,704
Income taxes	(17,925)	(18,615)
Changes in assets and liabilities:
Receivables	(1,847)	(12,565)
Inventory	(10,362)	(5,452)
Accounts payable	1,012	(1,827)
Accrued liabilities	(10,103)	(18,544)
Other, net	(2,855)	3,721
Cash provided by operating activities	311,007	260,783

Business acquisitions, net of cash acquired	(1,007,513)	(36,872)
Capital expenditures	(21,889)	(20,532)
Other, net	1,314	544
Cash used by investing activities	(1,028,088)	(56,860)

Principal debt borrowings	800,000	-
Principal debt payments	(1,671)	(13,215)
Revolver payments, net	(58,000)	-
Debt issuance costs	(7,517)	-
Dividends	(16,338)	(26,673)
Excess tax benefit from share-based payment	5,654	11,070
Proceeds from stock-based compensation, net	10,998	9,165
Premium on convertible debt conversions	(4,040)	-
Other, net	1,826	16
Cash provided by/(used by) financing activities	730,912	(19,637)

Effect of exchange rate changes on cash	(9,850)	(3,489)

Net increase in cash and equivalents	3,981	180,797
Cash and equivalents, beginning of period	370,590	338,101

Cash and equivalents, end of period	$374,571	$518,898

ROPER INDUSTRIES INC.
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS - RECONCILIATION OF GAAP TO NON-GAAP
(Amounts in thousands, except per share data)

		Adjustments
	2013 2nd Quarter GAAP	Sunquest Fair Value Adjustment to Acquired Deferred Revenue	MHA Purchase Accounting Adjustment To Revenue	Special Charge Related to Vendor-Supplied Component	2013 2nd Quarter Adjusted Non-GAAP
Net Orders	$816,511	$-	$18,540	$-	$835,051

Net Sales	$784,010	$2,380	$18,540	$-	$804,930
Cost of Sales	338,503	-	-	-	338,503
Gross Profit	445,507	2,380	18,540		466,427
Selling, general and administrative expenses	245,027	-	-	(9,100)	235,927
Segment income from operations	200,480	2,380	18,540	9,100	230,500
Corporate general and administrative expenses	20,734	-	-	-	20,734
Income from operations	179,746	2,380	18,540	9,100	209,766
Interest Expense	22,361	-	-	-	22,361
Other income (expense)	2,536	-	-	-	2,536
Earnings from continuing operations before income taxes	159,921	2,380	18,540	9,100	189,941
IncomeTaxes (1)	48,568	833	6,489	3,185	59,075
Tax Rate	30.4%	35.0%	35.0%	35.0%	31.1%

Net Earnings	$111,353	$1,547	$12,051	$5,915	$130,866

Weighted average common shares outstanding	100,162				100,162

Diluted earnings per share	$1.11				$1.31

(1) For the adjustment, the company used a 35% tax rate, as these adjustments are US-based items and 35% is the statutory tax rate in the United States